                                                                    EXHIBIT 11.1


                              CHEMTRAK INCORPORATED

                          COMPUTATION OF LOSS PER SHARE





                                                       Three months ended
                                                            March 31,
                                                   ----------------------------
                                                        1996             1995
                                                   -----------      -----------
Weighted average common shares outstanding           9,732,000        9,514,000
                                                   ===========      ===========
Net loss                                           $(1,496,000)     $(2,367,000)
                                                   ===========      ===========
Net loss per share                                 $     (0.15)     $     (0.25)
                                                   ===========      ===========


                                       12